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January 31, 2001


Mr. Stanley F. Bielicki
Chief Financial Officer
FASTNET Corporation
3864 Courtney Street, Suite 130
Two Courtney Place
Bethlehem, PA 18017

Re:  FASTNET Corporation ("the Company")

Dear Mr. Bielicki:

On December 26, 2000, Staff notified the Company that its Common Stock had failed to maintain a minimum market value of public float ("MVPF") of $5,000,000 and a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by The Nasdaq National Market under Marketplace Rules 4450(a)(2) and 4450(a)(5) (the "Rules"), respectively. Staff has determined that the Company has maintained a minimum MVPF of $5,000,000 and a minimum bid price of $1.00 for at least 10 consecutive trading days and complies with the Rules. Accordingly, these matters are now closed.


If you have any questions, please contact Abdul Mohamed, Lead Analyst at 1-800-200-3505.

Sincerely,


/s/ Martha L. Carter

Martha L. Carter, Ph.D.
Director
Nasdaq Listing Qualifications


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